UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

SCHEDULE 14C

______________________

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

reAlpha Tech Corp.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

PRELIMINARY INFORMATION STATEMENT — SUBJECT TO COMPLETION, DATED APRIL 25, 2025

reAlpha Tech Corp.
6515 Longshore Loop, Suite 100
Dublin, Ohio 43017

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF THE HOLDERS OF A
MAJORITY OF THE VOTING POWER OF OUR CAPITAL STOCK

To Our Stockholders:

This Information Statement (the “Information Statement”) has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished to the stockholders of the outstanding capital stock of reAlpha Tech Corp. (the “Company”), as of the close of business on April 14, 2025 (the “record date”) for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.

On April 6, 2025, the Company entered into inducement offer letter agreements (the “Inducement Letters”) with certain holders (the “Holders”) of existing warrants of the Company having an original exercise price of $5.00 per share, which was subsequently adjusted to $1.44 per share pursuant to the anti-dilution provision included in such existing warrants, issued to the Holders on November 24, 2023, with a current expiration date of November 24, 2028 (the “Existing Warrants”). Pursuant to the Inducement Letters, on April 8, 2025, the Holders exercised for cash their Existing Warrants at a reduced exercise price of $0.75 (the “Reduced Exercise Price”) per share in consideration for the Company’s issuance of new common stock purchase warrants (the “New Warrants”) to purchase an aggregate of 8,437,502 shares of common stock (the “New Warrant Shares”) (the “Warrant Inducement”), which were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated thereunder.

The exercise of the New Warrants and issuance of the New Warrant Shares is subject to stockholder approval (the “Stockholder Approval”) in accordance with Nasdaq Listing Rule 5635(d) of The Nasdaq Stock Market LLC (“Nasdaq”). As a result, under the applicable Nasdaq rules and the Inducement Letters, in the absence of Stockholder Approval, we may not issue shares of common stock to the Holders upon exercise of the New Warrants.

In order to obtain such Stockholder Approval, the Company agreed to either hold an annual or special meeting of stockholders or file an information statement on or prior to June 7, 2025, for the purpose of obtaining the Stockholder Approval, with the recommendation of the board of directors that such proposal is approved. In connection with the required Stockholder Approval, Giri Devanur, the Company’s Chief Executive Officer and Chairman, and Michael J. Logozzo, the Company’s Chief Operating Officer and President (Messrs. Devanur and Logozzo together, the “Majority Stockholders”), each entered into a Voting Agreement, dated as of April 6, 2025 (each, a “Voting Agreement”), pursuant to which the Majority Stockholders each agreed to vote all their shares of voting stock beneficially owned by them in favor of such Stockholder Approval. The Majority Stockholders collectively beneficially own 58.84% of the outstanding voting capital stock of the Company as of the record date.

We are sending you this Information Statement to notify you that on April 14, 2025, the Majority Stockholders, pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”), approved the issuance of the New Warrant Shares upon exercise of the New Warrants (the “Warrant Shares Issuance”) in accordance with Nasdaq Listing Rule 5635(d) by written consent in lieu of a meeting of stockholders in accordance with the Voting Agreements.

Our board of directors approved the issuance of the shares of common stock issuable upon exercise of the New Warrants in connection with the Warrant Inducement approval on April 6, 2025, subject to the Company obtaining the required Stockholder Approval.

Please note that the number of votes already received from the Majority Stockholders is sufficient to satisfy the stockholder vote requirement for this action under Delaware law and our certificate of incorporation, as amended, and consequently no additional votes will be needed to approve the actions.

This is not a notice of a special meeting of stockholders and no stockholder meeting will be held to consider any matter which is described herein. We are not asking you for a consent or proxy and you are requested not to send us a proxy.

No action is required by you. The accompanying Information Statement is being furnished only to inform our stockholders of the action taken by written consent described above before the approval of the Warrant Shares Issuance takes effect in accordance with Rule 14c-2, promulgated under the Securities Exchange Act. The actions taken by written consent of the Majority Stockholders will not become effective until the date that is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to holders of our capital stock as of the record date.

This Information Statement is first being mailed to you on or about May    , 2025. The effective date of the Information Statement will be no earlier than May    , 2025, in accordance with applicable law, including the DGCL.

The accompanying Information Statement is solely for information purposes only and does not require or request you to do anything. You are encouraged to carefully read the accompanying Information Statement for further information regarding the Warrant Shares Issuance.

May , 2025	By Order of the Board of Directors,

Michael J. Logozzo
Chief Operating Officer, President and Corporate Secretary

PRELIMINARY INFORMATION STATEMENT — SUBJECT TO COMPLETION, DATED APRIL 25, 2025

reAlpha Tech Corp.
6515 Longshore Loop, Suite 100
Dublin, Ohio 43017

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE
SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

This Information Statement is being sent by mail to all record and beneficial owners of the common stock, $0.001 par value per share, and Series A Convertible Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”), of reAlpha Tech Corp., a Delaware corporation, which we refer to herein as “the Company,” “we,” “our” or “us.” The mailing date of this Information Statement is on or about May    , 2025. The Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify our stockholders of actions we are taking pursuant to a written consent executed by stockholders representing a majority of the voting power of our capital stock in lieu of a meeting of stockholders.

On April 14, 2025, the record date for determining the identity of stockholders who are entitled to receive this Information Statement, we had issued and outstanding (i) 50,449,685 shares of common stock, and (ii) 264,063 shares of Series A Preferred Stock. These securities constitute the outstanding classes of our voting securities. Each share of our common stock entitles its holder to one vote on each matter submitted to stockholders. Each share of our Series A Preferred Stock entitles its holder to vote together with the holders of our common stock on an as-converted to common stock basis, such that the number of votes per share of Series A Preferred Stock is equal to one (1).

No vote or other consent of our stockholders is solicited in connection with this information statement. We are not asking you for a proxy and you are requested not to send us a proxy.

Our board of directors has approved the Warrant Shares Issuance on April 6, 2025, subject to the Company obtaining the required Stockholder Approval in connection therewith, and Giri Devanur, the Company’s Chief Executive Officer and Chairman, and Michael J. Logozzo, the Company’s Chief Operating Officer and President (Messrs. Devanur and Logozzo together, the “Majority Stockholders”), approved the Warrant Shares Issuance on April 14, 2025. No other corporate actions to be taken by written consent were considered. As of April 14, 2025 (the “record date”), the Majority Stockholders beneficially owned 29,837,348 shares of common stock, representing 58.84% of the voting power of our outstanding voting capital stock. Because the action was approved by the written consent of the Majority Stockholders beneficially owning a majority of our outstanding voting capital stock, no proxies are being solicited with this Information Statement. We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action being taken. In addition, pursuant to the laws of the State of Delaware, the action to be taken by majority written consent in lieu of a special stockholder meeting does not create appraisal or dissenters’ rights. The consent we received from the Majority Stockholders constitutes the only stockholder approval required under the DGCL, applicable Nasdaq listing rules and our certificate of incorporation and bylaws, each as amended and restated from time to time.

Our board of directors determined to pursue stockholder action by majority written consent of those shares entitled to vote in an effort to reduce the costs and management time required to hold a meeting of stockholders and to implement the above action in a timely manner. Under Section 14(c) of the Exchange Act, actions taken by written consent without a meeting of stockholders cannot become effective until at least twenty (20) calendar days after the mailing date of the definitive Information Statement. We are not seeking written consent from any stockholders other than as set forth above and our other stockholders will not be given an opportunity to vote with respect to the actions taken. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent and giving stockholders advance notice of the actions taken.

OUTSTANDING VOTING SECURITIES AND CONSENTING STOCKHOLDERS

On April 14, 2025, the Majority Stockholders beneficially owning 29,837,348 shares of common stock (representing approximately 58.84% of the total voting power of our capital stock) executed and delivered to the board of directors, in accordance with the Voting Agreements, a written consent approving the issuance of the shares of common stock upon exercise of the New Warrants that were issued in connection with the Warrant Inducement. Because the actions were approved by stockholders who own a majority of our outstanding capital stock voting power, no proxies are being solicited with this Information Statement. No consideration was paid for the consent. As of the date of the consent by the Majority Stockholders, we had issued and outstanding approximately 50,449,685 shares of common stock and 264,063 shares of Series A Preferred Stock.

Each share of common stock and Series A Preferred Stock entitles the holder thereof to one (1) vote on all matters submitted to stockholders. All shares of our common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitles the holder thereof to (i) one (1) vote for each share held of record on all matters submitted to a vote of the stockholders; (ii) to participate equally and to receive any and all such dividends as may be declared by the board of directors, if any; and (iii) to participate pro rata in any distribution of assets available for distribution upon liquidation after the payment of all debts and other liabilities and subject to the superior rights of other outstanding capital stock, including the Series A Preferred Stock. Holders of our common stock have no preemptive rights to acquire additional shares of common stock or any other securities. The common stock is not subject to redemption and carries no subscription or conversion rights.

The Series A Preferred Stock ranks senior to our common stock as to distributions and payments upon our liquidation, dissolution and winding up. Further, our outstanding shares of Series A Preferred Stock accrue dividends in an amount equal to 3% per annum on its stated value of $20 per share, which will be payable in additional shares of Series A Preferred Stock or cash, to the extent there are any funds legally available therefor. Each share of Series A Preferred Stock is convertible into one (1) share of our common stock at the election of the holder during the initial 3 year-period following the issuance of such share of Series A Preferred Stock, and each share is automatically convertible at the end of such 3-year period following the issuance thereof, subject to certain beneficial ownership limitations.

The DGCL provides in substance that unless a company’s certificate of incorporation provides otherwise, stockholders may take any action without a meeting of stockholders, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize and take such action at a meeting at which all shares entitled to vote thereon were present voted.

Our board of directors and stockholders holding a majority of our outstanding capital stock voting power have therefore approved the issuance of the shares of common stock upon exercise of the New Warrants. Following twenty (20) calendar days after the furnishing of this Information Statement to stockholders, the Holders will be able to exercise their New Warrants, subject to and in accordance with the terms and conditions of the New Warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases) representing our expectations or beliefs regarding our company. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this Information Statement and in the Company’s other filings with the SEC.

APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON EXERCISE OF THE NEW WARRANTS ISSUED IN THE WARRANT INDUCEMENT TRANSACTION

Summary

Our board of directors and the Majority Stockholders approved the issuance of shares of common stock upon exercise of the New Warrants issued to the Holders pursuant to the Inducement Letters entered into with such Holders in connection with the Warrant Inducement.

Background

Warrant Inducement Transaction

On April 6, 2025, the Company entered into inducement offer letter agreements (the “Inducement Letters”) with certain holders (the “Holders”) of existing warrants of the Company to purchase up to an aggregate of 4,218,751 shares of common stock having an original exercise price of $5.00 per share, which was subsequently adjusted to $1.44 per share pursuant to the anti-dilution provision included in such existing warrants, issued to the Holders on November 24, 2023, with a current expiration date of November 24, 2028 (the “Existing Warrants”).

Pursuant to the Inducement Letters, on April 8, 2025, the Holders exercised for cash their Existing Warrants at the Reduced Exercise Price of $0.75 per share in consideration for the Company’s issuance in a private placement new common stock purchase warrants (the “New Warrants”) to purchase an aggregate of 8,437,502 shares of common stock (such shares, the “New Warrant Shares” and such transaction, the “Warrant Inducement”), which resulted in gross proceeds to the Company of approximately $3.1 million. In connection with the Warrant Inducement and as a result of the consent of the holders of a majority of the outstanding Existing Warrants (based on the number of shares of common stock underlying the Existing Warrants), thereby providing the consent of the holders required to modify the terms of the Existing Warrants pursuant to the terms thereof, the Company also reduced the exercise price of the remaining Existing Warrants to purchase an aggregate of 4,114,582 shares of common stock for the holders of the Existing Warrants not participating in the Warrant Inducement to the Reduced Exercise Price for the remaining term of the Existing Warrants.

The exercise of the New Warrants and issuance of the New Warrant Shares was subject to stockholder approval (the “Stockholder Approval”) in accordance with Nasdaq Listing Rule 5635(d). As a result, the Company agreed to either hold an annual or special meeting of stockholders or file an information statement, on or prior to June 7, 2025, for the purpose of obtaining such Stockholder Approval, with the recommendation of the board of directors that such proposal is approved. In connection with the required Stockholder Approval, the Majority Stockholders each entered into a Voting Agreement, dated as of April 6, 2025 (each, a “Voting Agreement”). Pursuant to the Voting Agreements, the Majority Stockholders each agreed to vote all their shares of common stock owned or held of record by them at each annual or special meeting of stockholders (and at every adjournment or postponement thereof) at which the Stockholder Approval is sought, in favor of such Stockholder Approval. To the extent that the Company did not obtain Stockholder Approval at the first meeting of stockholders, the Company agreed to call a meeting of stockholders for the purpose of obtaining the Stockholder Approval every sixty (60) days thereafter until such time the Stockholder Approval has been obtained or the New Warrants are no longer outstanding.

Summary of Terms of the New Warrants

Duration and Exercise Price.    Each New Warrant has an exercise price equal to $0.75 per share. The New Warrants will be exercisable at any time on or after the date on which Stockholder Approval is received and deemed effective under Delaware law until November 24, 2028. The exercise price and number of New Warrant Shares issuable upon exercise of the New Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rata distributions, reorganizations, or similar events affecting the common stock and the exercise price.

Exercisability.    The New Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed notice of exercise accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s New Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon prior notice from the holder to the Company, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s New Warrants up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the New Warrants, provided that any increase will not be effective until sixty-one (61) days following notice to the Company.

Cashless Exercise.    If, at the time a holder exercises its New Warrants, a registration statement registering the resale of the New Warrant Shares by the holder under the Securities Act of 1933, as amended (the “Securities Act”) is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part), the net number of shares of common stock determined according to a formula set forth in the New Warrants.

Rights as a Stockholder.    Except as otherwise provided in the New Warrants or by virtue of the holder’s ownership of shares of common stock, such holder of New Warrants does not have the rights or privileges of a holder of common stock , including any voting rights, until such holder exercises such holder’s New Warrants. The New Warrants provide that the holders of the New Warrants have the right to participate in distributions or dividends paid on shares of common stock.

Fundamental Transactions.    If at any time the New Warrants are outstanding, the Company, either directly or indirectly, in one or more related transactions effects a Fundamental Transaction (as defined in the New Warrants), then, upon any subsequent exercise of the New Warrants, the holder of the New Warrants will be entitled to receive, for each New Warrant Share that would have been issuable upon such exercise prior to the occurrence of such Fundamental Transaction, the number of shares of common stock of the successor or acquiring corporation or of the Company, if the Company is the surviving corporation, and any additional consideration receivable as a result of the Fundamental Transaction by a holder of the number of shares of common stock for which the New Warrants are exercisable immediately prior to the Fundamental Transaction. In the event of a Fundamental Transaction, and at the holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), the Company shall purchase the unexercised portion of the New Warrants from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the New Warrants) of the remaining unexercised portion of the New Warrants on the date of the consummation of such Fundamental Transaction.

Voluntary Exercise Price Adjustment.    The exercise price of the New Warrants may be reduced at any time deemed appropriate by our board of directors, subject to Nasdaq’s rules and regulations.

Waivers and Amendments.    Each New Warrant may be modified or amended, or the provisions of a New Warrant waived, with the Company’s and the holder’s written consent.

This summary is intended to provide you with basic information concerning the Warrant Inducement and the related Inducement Letters and New Warrants. The full text of each of the form of the Inducement Letters and New Warrants were filed as exhibits to our Current Report on Form 8-K filed with the SEC on April 7, 2025.

Reasons for the Warrant Inducement Transaction

As of December 31, 2024, our estimated cash and cash equivalents were approximately $3.1 million. Based on our current operating plans, there is substantial doubt regarding our ability to continue as a going concern for a period of 12 months after the date that our financial statements for the year ended December 31, 2024 were issued. To meet our long-term financing requirements, we may continue to raise funds through public or private equity and debt offerings and other strategic transactions, such as the Warrant Inducement. Issuing additional equity or convertible debt securities may cause our stockholders to experience substantial dilution in their ownership interests and new investors may have rights superior to the rights of our other stockholders.

Because we anticipate continued operating losses in the near future, we expect to continue raising funds through equity or debt offerings, or strategic transactions such as the Warrant Inducement, to continue implementing our growth strategy and meet our financial needs. As such, we consummated the Warrant Inducement in order to raise additional capital to be used for working capital and other general corporate purposes during the year ending December 31, 2025.

Nasdaq Listing Rules Requirements and Reason for Stockholder Approval

Our shares of common stock are currently listed on the Nasdaq Capital Market and, as such, we are subject to the Nasdaq rules. Nasdaq Listing Rule 5635(d) requires us to obtain stockholder approval prior to the issuance of shares of common stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by us of shares of common stock (and/or securities convertible into or exercisable for shares of common stock) equal to 20% or more of the shares of capital stock outstanding prior to such issuance where the price of the common stock to be issued is below the “Minimum Price.” “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five (5) trading days immediately preceding the signing of the binding agreement. Shares of common stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances such as issuing warrants that are not exercisable for a minimum of six months and have an exercise price that exceeds market value. The closing price of our common stock on April 4, 2025, which immediately preceded the signing of the Inducement Letters, was $1.04, and, as a result, the New Warrants were issued with an exercise price below the “Minimum Price.”

We cannot predict whether or when the Holders will exercise their New Warrants. For this reason, we are unable to accurately forecast or predict with any certainty the total amount of common stock that may ultimately be issued. However, the number of shares of common stock to be issued to the Holders upon exercise of the New Warrants could result in the issuance of a number of shares exceeding the threshold and pricing for which stockholder approval is required under Nasdaq Listing Rule 5635(d). Therefore, the issuance of the New Warrant Shares was approved by our board of directors and Majority Stockholders to ensure compliance with Nasdaq Listing Rule 5635(d).

Effect of Issuance of Additional Securities

As long as the Holders beneficially own, or are able to beneficially own, a significant amount of shares of our common stock, it could significantly influence our future decisions. Our stockholders will incur dilution of their percentage ownership to the extent that the Holders exercise the New Warrants.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under the DGCL are afforded to the Company’s stockholders as a result of the approval of the Warrant Shares Issuance. The consent we received from the Majority Stockholders constitutes the only stockholder approval required under the DGCL, applicable Nasdaq listing rules and our certificate of incorporation and bylaws, each as amended and restated from time to time.

Vote Required

The vote, which was required to approve the Warrant Shares Issuance, was the affirmative vote of the holders of a majority of the Company’s voting stock. Each holder of common stock and Series A Preferred Stock is entitled to one (1) vote for each share of common stock or Series A Preferred Stock held.

The record date for determining those stockholders of the Company entitled to receive this Information Statement is the close of business on April 14, 2025. As of the record date, the Company had 50,713,748 shares of voting capital stock outstanding, consisting of 50,449,685 shares of common stock and (ii) 264,063 shares of Series A Preferred Stock, all of which are fully paid and nonassessable.

Vote Obtained

Section 228(a) of the DGCL and our bylaws, as amended and restated from time to time, provide that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, via written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The approximate ownership percentage of the voting stock of the Company held by the Majority Stockholders as of the date of the approval of the Warrant Shares Issuance totaled in the aggregate 58.84%.

Notice Pursuant to Section 228 of the DGCL

Pursuant to Section 228 of the DGCL, no advance notice is required to be provided to the other stockholders who have not consented in writing to such action of the taking of the stated corporate action without a meeting of stockholders.

Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228 of the DGCL.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as provided in this Information Statement, none of our directors, executive officers or any associate of a director or executive officer has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter described herein.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock by (i) each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of capital stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our current directors and executive officers as a group. Unless otherwise indicated, the address of each beneficial owner is c/o reAlpha Tech Corp. at 6515 Longshore Loop, Suite 100, Dublin, OH 43017. Applicable percentage ownership is based on 50,449,685 shares of common stock and 264,063 shares of Series A Preferred Stock outstanding as of April 14, 2025.

The number of shares of common stock beneficially owned by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of shares of our common stock includes (1) any shares as to which the person or entity has sole or shared voting power or investment power and (2) any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after the date hereof.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage of Shares Beneficially Owned
Directors and Named Executive Officers
Monaz Karkaria	2,947,991		5.81%
Brian Cole	368,499		*
Dimitrios Angelis	49,505		*
Balaji Swaminathan	49,505		*
Giri Devanur	27,637,410	(2)	54.50%
Michael J. Logozzo	2,199,938		4.34%
Piyush Phadke	—		—
Jorge Aldecoa	368,499		*
All current executive officers and directors as a group (7 persons)(3)	33,252,848		65.57%

____________

*        Less than one percent of outstanding shares.

(1)      With the exception of the securities beneficially owned by our current executive officers and directors and their affiliates, the ownership of the shares of common stock listed above were determined using public records. These amounts are based upon information available to us as of the date of this filing.

(2)      Consists of (i) 24,937,410 shares of common stock held directly by Mr. Devanur, and (ii) 2,700,000 shares of common stock held by Giri Devanur Holdings LLC. Mr. Devanur is the managing member of Giri Devanur Holdings LLC and he has sole voting and investment power with respect to those shares of common stock.

(3)      Excludes Jorge Aldecoa, our former Chief Product Officer, and includes Piyush Phadke, our current Chief Financial Officer.

REASONS WE USED STOCKHOLDER CONSENT AS OPPOSED TO SOLICITATION OF
STOCKHOLDER APPROVAL VIA PROXY STATEMENT AND STOCKHOLDER MEETING

The Warrant Shares Issuance requires stockholder approval. Stockholder approval could have been obtained by us in one of two ways: (i) by the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a stockholder meeting called for such purpose, or (ii) by a written consent of the holders of a majority of our voting capital stock. However, while the latter method represents the requisite stockholder approval with regard to the Warrant Shares Issuance, is not deemed effective until twenty (20) calendar days after this Information Statement has been sent to all of our stockholders giving them notice and informing them of the actions approved by such consent.

Given that we have already secured the affirmative consent of the holders of a majority of our voting capital stock to approve the Warrant Shares Issuance, we determined that it would be a more efficient use of limited corporate resources to forego the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a stockholders meeting called for such a purpose, and rather proceed through the written consent of the holders of a majority of our voting securities. Spending the additional company time, money and other resources required by the proxy and meeting approach would have been potentially wasteful and, consequently, detrimental to completing these actions in a manner that is timely and efficient for our Company and our stockholders.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is www.sec.gov. We also maintain a website at reAlpha.com.

You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained on or accessible through our website, and you should not consider the contents of our website in making an investment decision with respect to our common stock.

HOUSEHOLDING OF STOCKHOLDER MATERIALS

Some bank, brokerage firm or other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of this Information Statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the Information Statement to you if you contact us at: reAlpha Tech Corp., 6515 Longshore Loop, Suite 100 Dublin, Ohio 43017, Attn: Corporate Secretary. You may also contact us at (707) 732-5742.

If you want to receive separate copies of this Information Statement, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, brokerage firm or other nominee record holder, or you may contact us at the above address or phone number.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The board of directors has fixed the close of business on April 14, 2025, as the record date for the determination of stockholders who are entitled to receive this Information Statement.

This Information Statement is being mailed on or about May    , 2025 to all stockholders of record as of the record date.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement that describes the purpose and effect of the above action and related approval. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

Giri Devanur
Chief Executive Officer and Chairman
May , 2025